Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2016

Report of Independent

Auditors

ROBOPOLIS

December 31, 2016

ROBOPOLIS

11 Avenue Albert Einstein

69100 Villeurbanne

France

We have audited the accompanying consolidated financial statements of Robopolis, which comprise the consolidated balance sheet as of December 31, 2016 and 2015 and the related consolidated income statement, consolidated statement of other comprehensive income, consolidated cash flow statement and consolidated statement of changes in equity for the year then ended, and the related notes to the consolidated financial statements.

I.    Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free of material misstatement, whether due to fraud or error.

II.    Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly,

Report of Independent

Auditors

ROBOPOLIS

December 31, 2016

we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

III.     Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Robopolis as of December 31, 2016 and 2015 and the consolidated results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Caluire and Paris, France

September 25, 2017

BF AUDIT PARTENAIRES /s/ Frédéric Brejon Frédéric BREJON Partner	Jean-François PLANTIN /s/ Jean-François Plantin

Consolidated annual financial report for the year ended December 31, 2016

A – STATEMENT OF FINANCIAL POSITION (BALANCE SHEET)

ASSETS (In thousands of euros)	Notes	12/31/2016	12/31/2015
Goodwill	7	14,416	13,291
Intangible assets	8	71	81
Property, plant and equipment	9	925	978
Financial assets	11	186	186
Deferred tax assets	31	8	116
Non-current assets		15,605	14,652
Inventories	12	20,088	22,596
Trade receivables	13	58,205	43,686
Other current assets	14	4,161	9,204
Financial assets at fair value	11	3,337	-
Current tax assets	31	-	-
Cash and cash equivalents	15	26,078	16,140
Current assets		111,870	91,626
Total assets		127,475	106,277

EQUITY AND LIABILITIES (In thousands of euros)	Notes	12/31/2016	12/31/2015
Share capital	16	252	300
Consolidated reserves		45,781	43,951
Consolidated net income		19,604	14,071
Equity attributable to owners of the Company		65,636	58,322
Non-controlling interests		39	13
Total equity		65,676	58,334
Borrowings	18	608	1,181
Employee-related liabilities	21	60	46
Other non-current provisions	22	507	415
Deferred tax	31	-	-
Non-current liabilities		1,176	1,641
Borrowings	18	762	785
Down-payments received	19
Trade payables	19	25,978	25,898
Current tax liabilities		3,611	3,116
Other current liabilities	23	30,273	16,503
Current liabilities		60,624	46,302
Total equity and liabilities		127,475	106,277

Consolidated annual financial report for the year ended December 31, 2016

B – CONSOLIDATED INCOME STATEMENT

(In thousands of euros)	Notes	12/31/2016	12/31/2015

Revenue	24	128,964	105,468
Cost of goods sold		(79,653)	(66,795)
Other purchases and external expenses	25	(15,598)	(12,841)
Employee benefits expense	26	(5,442)	(4,760)
Taxes and duties other than income tax		(691)	(555)
Charges to depreciation, amortization, provisions and impairment	27	(115)	272
Other operating income and expenses	28	(6)	-
Current operating income		27,460	20,790
Other income and expenses	29	1,518	82
Net operating income		28,977	20,872
Net finance costs		(72)	(75)
Other financial income and expenses		8	(93)
Net financial expense	30	(64)	(168)
Net income before tax		28,914	20,705
Income tax expense	31	(9,283)	(6,632)
Share of net income of associates		-	-
Net income for the year		19,630	14,072
Attributable to non-controlling interests		27	1
Attributable to owners of the Company		19,604	14,071

Basic earnings per share (in euros)	17	77.99	46.96
Diluted earnings per share (in euros)	17	77.88	46.96

Consolidated annual financial report for the year ended December 31, 2016

C – STATEMENT OF COMPREHENSIVE INCOME

The Statement of Comprehensive Income is presented pursuant to IAS 1 revised, which requires the presentation below the Income Statement or in a separate statement, of income and expense items recognized directly in equity.

Comprehensive income is equal to net income for the year plus income and expense items recognized directly in equity.

(In thousands of euros)		31/12/2016	31/12/2015

Net income from continuing operations		19,630	14,072

Net fair value gains (losses)		-	-
Gains (losses) on foreign currency translation		-	-

Comprehensive income from continuing operations		19,630	14,072
Attributable to non-recurring interests		27	1
Attributable to owners of the Company		19,604	14,071

Basic comprehensive income per share - in euros	17	77.99	46.96
Diluted comprehensive income per share - in euros	17	77.88	46.96

Consolidated annual financial report for the year ended December 31, 2016

D – STATEMENT OF CASH FLOWS

(In thousands of euros)	Notes	12/31/2016	12/31/2015
Net income of consolidated companies		19,630	14,072
- Charges to depreciation, amortization, provisions and impairment		290	(272)
- Income tax expense (income)	31	9,283	6,632
- Net finance costs	30	72	75
Operating cash flow before changes in operating working capital		29,275	20,507
- Change in operating working capital		7,486	(10,056)
- Income taxes paid		(9,283)	(6,632)
Cash flows from operating activities (Total I)		27,477	3,819
Investing activities
Payments for intangible assets and property, plant and equipment		(127)	(169)
Payments for shares		-	-
Proceeds from disposal of intangible assets and property, plant and equipment		10	25
Change in loans and advances granted		(3)	-
Acquisitions/disposals of entities net of cash and cash equivalents acquired		(1,125)	-
Other impacts of changes in scope		-	-
Cash flows used in investing activities (Total II)		(1,245)	(144)
Financing activities
Dividends paid to owners of the Company		-	-
Dividends paid to non-controlling interests in consolidated companies		-	-
Proceeds from issues of shares for cash		-	1,782
Treasury share repurchases and sales		(15,626)	-
Change in current accounts		-	(1,938)
Interest paid		(72)	(75)
Proceeds from borrowings		-	-
Repayments of borrowings		(555)	(588)
Cash flow used in financing activities (Total III)		(16,252)	(818)

Net increase (decrease) in cash and cash equivalents (I+II+III)		9,980	2,857
Cash and cash equivalents at the beginning of the year		15,928	14,429
Cash and cash equivalents at the end of the year	15	25,907	15,928
Effects of exchange rate changes			(1,358)
Net increase (decrease) in cash and cash equivalents		9,979	2,857

Consolidated annual financial report for the year ended December 31, 2016

Pursuant to IAS 7, the Group has elected to present the Statement of Cash Flows using the indirect method, commencing with net income.

Reconciliation of cash and cash equivalents in the Statement of Cash Flows and in the Statement of Financial Position

(In thousands of euros)		12/31/2016*	12/31/2015

Cash assets	(1)	26,078	16,140
Cash liabilities	(2)	171	212

Net cash and cash equivalents in the Statement of Financial Position	(1) - (2)	25,907	15,928
Cash and cash equivalents at the end of the year in the Statement of Cash Flows		25,907	15,928

*2016 cash and cash equivalents excluding hedge transactions

Consolidated annual financial report for the year ended December 31, 2016

E – STATEMENT OF CHANGES IN EQUITY

(In thousands of euros)	Share capital	Share premium	Reserves	Foreign currency translation reserve	Equity attributable to owners of the Company	Non- recurring interests	Total equity

As of December 31, 2014	283	16,512	25,674	1,358	43,828	11	43,839
Net income for the year ended December 31, 2015			14,071		14,071	1	14,072
Share capital increase	16	1,766			1,782		1,782
Share capital reduction
Dividend distribution
Movements in consolidated reserves (change in scope)			(1)		(1)		(1)
Changes in foreign currency translation reserve				(1,358)	(1,358)		(1,358)
As of December 31, 2015	300	18,278	39,744	0	58,321	13	58,334
Net income for the year ended December 31, 2016			19,604		19,604	27	19,630
Share capital increase
Share capital reduction	(48)	(15,578)			(15,626)		(15,626)
Dividend distribution
Movements in consolidated reserves (change in scope)
Changes in foreign currency translation reserve				3,337	3,337		3,337
As of December 31, 2016	252	2,699	59,348	3,337	65,636	39	65,676

Consolidated annual financial report for the year ended December 31, 2016

F – NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Amounts are expressed in thousands of euros, unless otherwise indicated

Consolidated annual financial report for the year ended December 31, 2016

NOTE 34. COMMITMENTS AND CONTINGENT LIABILITIES	38

NOTE 35. OPERATING SEGMENTS	39

NOTE 36. EMPLOYEES	39

NOTE 37. CONSOLIDATED COMPANIES AS OF DECEMBER 31, 2016	39

Consolidated annual financial report for the year ended December 31, 2016

Note 1. GENERAL INFORMATION

Robopolis (hereinafter “the Company”) is a simplified joint stock company (société par actions simplifiée) governed by French law. Its registered office is located in Villeurbanne, France.

The Group is the European leader in domestic robotics. It holds exclusive distribution contracts in the regions where it operates and primarily with the manufacturer, IRobot.

The consolidated financial statements cover the 12-month period from January 1, 2016 to December 31, 2016.

Note 2. DECLARATION OF COMPLIANCE

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board. The Group applies all the standards and interpretations in effect at the year-end.

The Group has not identified any recent amendments to IFRS likely to impact its consolidated financial statements.

The Group has not elected to adopt early the standards, interpretations and amendments published by the IASB but not yet adopted by the European Union or which enter into effect after December 31, 2016.

Consolidated annual financial report for the year ended December 31, 2016

Note 3. ACCOUNTING BASIS

The consolidated financial statements comprise the financial statements of the simplified joint stock company, Robopolis and the subsidiaries it controls.

The financial statements are presented in thousands of euros, unless otherwise stated. Amounts are rounded up where the figure after the decimal is €500 or more.

The list of consolidated companies is presented in Note 37.

Preparation and presentation of the financial statements

The financial statements for the year ended December 31, 2016 and the notes thereto were adopted by the Board of Directors on September 22, 2017.

Note 4. ACCOUNTING POLICIES

4.1. General measurement methods

The Group consolidated financial statements are prepared on a historical cost basis, with the exception of certain financial instruments measured at fair value. They are also prepared on a going concern basis.

4.2. Use of estimates

The preparation of financial statements in accordance with International Financial Reporting Standards (IFRS) involves the use of estimates and assumptions by Group Management which impact the accounting value of certain asset, liability, income and expense items and information disclosed in certain notes to the financial statements.

These assumptions are uncertain in nature and future values could differ from these estimates. The Group regularly reviews estimates and assessments to take account of past experience and integrate factors considered relevant with respect to economic conditions.

The main accounts and disclosures concerned by significant estimates are goodwill, financial assets and provisions for contingencies and losses.

Consolidated annual financial report for the year ended December 31, 2016

4.3. Consolidation method

All companies draw up their financial statements to December 31.

Subsidiaries

Subsidiaries are companies controlled by the Group. They are fully consolidated from the date control is obtained to the date control is transferred outside the Group. The Group is deemed to control a subsidiary where it holds the power, directly or indirectly, to govern its financial and operating policies so as to obtain the benefits of its activities. Companies are generally considered to be controlled by Robopolis where it holds, directly or indirectly, more than 50% of voting rights.

The consolidated financial statements include all assets, liabilities, income and expenses of the subsidiary. Equity and net income are split between amounts attributable to owners of the Company and amounts attributable to minority shareholders (non-controlling interests).

Financial statements are consolidated from the date of acquisition of control to the date control is lost.

Robopolis only has subsidiaries. It does not hold any interests in joint ventures and does not exercise significant influence over any other entity.

Transactions eliminated

Commercial and financial transactions and balances and the results of inter-company transactions are eliminated on consolidation.

4.4. Business combinations

Goodwill

Any positive difference between the acquisition cost of a business combination and the interest in the fair value of identifiable assets and liabilities at the date of acquisition of control is recognized in assets in goodwill. Any negative difference is recognized immediately in profit or loss for the period.

Goodwill is not amortized. Impairment tests are performed at least once annually and more frequently where there is indication that an impairment loss may have occurred. Testing procedures seek to ensure that the recoverable amount of a Cash-Generating Unit (CGU) to which goodwill is allocated is at least equal to its net carrying amount.

A cash-generating unit is a distinguishable component of the Group that is engaged in providing products or services and that is subject to risks and returns that are different from those of other CGUs. The following criteria are considered when identifying CGUs:

Consolidated annual financial report for the year ended December 31, 2016

-	how management monitors the entity’s operations or how management makes decisions about continuing or disposing of the entity’s assets and operations,

-	if an active market exists for all or part of the output produced by the asset or group of assets,

-	the independent nature of the CGU with regard to its management team, strategy and market.

As the Group has a uniform business, with flows exposed to the same risks and return, a single CGU has been identified. Goodwill is therefore allocated to this CGU in assets.

Non-controlling interests

Non-controlling interests are recognized based on the fair value of net assets purchased.

Acquisitions of non-controlling interests are equal to the difference between the consideration paid and the carrying amount of net assets purchased.

Following the changes introduced by IAS 27 revised, subsidiary losses may be allocated to non-controlling interests even where the minority’s interest in the subsidiary’s equity is negative.

4.5. Foreign currency translation

Foreign currency-denominated transactions

Foreign currency-denominated transactions are translated into euros at the rates of exchange prevailing at the transaction dates.

Financial statements presented in foreign currencies

All Group companies present their assets and liabilities in euros. All foreign subsidiaries were located in the euro zone at the reporting date.

4.6. Intangible assets

Measurement

Intangible assets are carried at acquisition cost net of accumulated amortization and any impairment.

Amortization

Amortization is calculated on a straight-line basis over an average useful life of 3 years.

Consolidated annual financial report for the year ended December 31, 2016

4.7. Property, plant and equipment

Measurement

Property, plant and equipment are carried at acquisition cost net of accumulated depreciation and any impairment recognized in accordance with IAS 36, Impairment of assets.

The cost of borrowings that finance assets over a long period of commissioning or production are not added to the entry cost of such assets and are expensed to profit or loss of the period.

Any major asset components with a useful life that is less than the useful life of the main asset are identified and depreciated over their own useful life. Recurring maintenance costs and maintenance costs that do not meet the criteria for recognition in accordance with the components approach are expensed to profit or loss in the period incurred.

Depreciation

Property, plant and equipment are depreciated on a straight-line basis over the following useful lives.

Land is not depreciated.

-	Building fixtures and improvements	10 years

-	Office furniture	4 years

-	Vehicles	5 years

-	Computer hardware	3 years

Other

The Group did not receive any investment grants during the year.

Leases

Assets purchased under finance leases transferring to the Group substantially all the risks and rewards of ownership are recognized in balance sheet assets at their fair value or, if lower, at the present value of the minimum lease payments. The corresponding liability is recorded in financial liabilities.

Lease payments are apportioned between interest expense and amortization of the lease obligation so as to obtain a constant interest rate on the balance of the loan liability.

Assets purchased under finance lease are depreciated over the shorter of their useful life in accordance with Group rules and the lease term. They are tested for impairment annually in accordance with IAS 36, Impairment of assets.

Consolidated annual financial report for the year ended December 31, 2016

Leases where the lessor retains substantially all the risks and rewards of ownership are classified as operating leases. Operating lease payments are expensed on a straight-line basis over the lease term.

4.8. Impairment of intangible assets and property, plant and equipment

The Group reviews the carrying amounts of assets to identify any impairment losses:

-	intangible assets with indefinite useful lives and goodwill: at the end of each reporting period;

-	other assets: where there is indication that the asset may be impaired.

An impairment is recognized if the recoverable amount of an asset falls below its carrying amount. The recoverable amount of an asset (or group of assets) is the higher of its fair value less costs of disposal and its value in use.

The value in use is equal to the present value of the future cash flows expected to be derived from the asset (or group of assets) and its disposal. The Group uses forecast cash flows that are consistent with forecast business plans prepared by management.

The discount rate used reflects current market assessments of the time value of money and the risks specific to the asset or group of assets. It is based on the current market risk-free rate of interest, equal to the time value of money plus the margin necessary to cover the risk specific to the asset.

The discount rate is applied to post-tax cash flows, producing identical recoverable amounts to those obtained by applying pre-tax rates to pre-tax cash flows.

Any impairment losses are recognized directly in operating profit or loss.

Impairment tests have been performed on goodwill. The results were satisfactory and no impairment was recognized.

4.9. Inventories and WIP

The Group has no production activity.

Goods and other supplies are carried at purchase price plus incidental expenses, net of any rebates and discounts obtained and valued using the weighted average unit cost method. Goods are impaired where necessary to reflect any risk of obsolescence. Impairment is recognized where the recoverable value falls below the carrying amount.

Consolidated annual financial report for the year ended December 31, 2016

As of December 31, 2016, inventory had a gross carrying amount of:

K€20,555

Impairment totaled:

K€467

Giving a carrying amount net of impairment of:

K€20,088

4.10. Trade receivables

Trade receivables are current financial assets.

They are recognized in the initial amount of invoices, net of any impairment provisions for irrecoverable amounts. The amount of doubtful receivables is estimated when the recovery in full of a receivable is no longer considered probable. Irrecoverable receivables are recognized as a loss when identified.

4.11. Other financial instruments

Classification of asset financial instruments

Financial assets are classified in one of the following categories as appropriate:

-	financial assets at fair value through profit or loss,
-	loans and receivables,
-	held-to-maturity investments, or
-	available-for sale financial assets.

The Group determines the classification of financial assets on their initial recognition and reviews this classification at each reporting date when authorized and appropriate.

All investments are initially recognized at fair value, including investment acquisition costs.

Investments classified in the “fair value through profit or loss” and “available-for-sale” categories are remeasured to fair value at each reporting date.

Financial assets held by the Group relate exclusively to contractual receivables, measured at amortized cost at each reporting date and recorded net of any impairment.

The Group does not use derivative instruments.

Consolidated annual financial report for the year ended December 31, 2016

Classification of liability financial instruments

Financial liabilities are classified, as appropriate, in financial liabilities at amortized cost or financial liabilities at fair value through profit or loss.

4.12. Cash and cash equivalents

Cash and cash equivalents include liquid assets and short-term investments with an initial maturity of less than three months at the acquisition date. Short-term investments are marked-to-market at each reporting date.

Cash equivalents do not include commitments in respect of transactions hedging foreign-currency purchases of goods. Only the unrealized exchange gain or loss previously taken to equity is now recorded in the Income Statement (effective hedge at the reporting date).

4.13. Employee benefits

Pension plans

The Group provides supplementary pensions or other long-term benefits to employees, in accordance with customary or legal requirements. It offers these benefits through defined contribution or defined benefit plans.

In the case of defined-contribution plans, the Group’s only obligation is the payment of premiums. Contributions paid to the plans are recognized as expenses of the period. If applicable, provisions are recognized for outstanding contributions at the reporting date. The commitments presented in Note 21 solely concern employee remuneration. No assets are held to cover these commitments.

Type of commitments

-	Retirement termination payments

Termination payments are due by French Group entities under the industry collective bargaining agreement. They comprise retirement termination payments and end-of-career payments paid on voluntary retirement or when an employee reaches the legal retirement age.

-	Supplementary pension plans

Provisions are recognized for retirement commitments and similar obligations arising from defined benefit plans and are measured based on an actuarial calculation performed at least once a year. These commitments solely concern retirement termination payments. The projected unit credit method is applied as follows: each period of service creates an additional unit of benefit

Consolidated annual financial report for the year ended December 31, 2016 entitlement, and each of these units is measured separately to determine the Group’s employee benefit obligation.

The calculations take into account the specific features of the various plans and assumptions for the retirement date, career advancement, salary increases, as well as the probability of the employee still being employed by the Group at retirement age (turnover rates, mortality tables, etc.).

The obligation is discounted based on interest rates on long-term bonds issued by companies with the highest credit ratings. The obligation is provided net of any plan assets measured at fair value.

Actuarial gains and losses are generated by changes in assumptions and are recognized in profit or loss.

The net expense for retirement commitments and similar obligations is recorded in net operating income of the period, except for any discounting expense recorded in net financial expense.

4.14. Other provisions

A provision is recognized when, at the reporting date, the Group has a present obligation (legal or constructive) as a result of a past event and it is probable that an outflow of resources embodying future economic benefit will be required to settle the obligation.

Provisions are discounted to present value if the time value of money is material. The related increase in the provisions is recognized as a financial expense.

In the case of restructuring, a provision may be recognized only if, at the reporting date, the Company has announced the restructuring and drawn up a detailed plan or started to implement the plan.

Provisions are booked with regard to disputes (industrial tribunals, tax audits, customer disputes, etc.) if the Group has an uncontested obligation to a third party at the reporting date. They are determined based on the best estimate of the expense likely to be required to settle the obligation.

4.15. Borrowings

Interest-bearing borrowings are recorded at the initial nominal value less related transaction costs. At each reporting date, financial liabilities are then measured at amortized cost using the effective interest rate method.

Borrowings are broken down between:

-	current liabilities, comprising the portion to be repaid in the twelve months following the reporting date;

Consolidated annual financial report for the year ended December 31, 2016

-	non-current liabilities for the portion maturing in more than twelve months.

Foreign exchange risk

The majority of Group sales are performed in euros, while purchases are generally denominated in U.S. dollars. The transactions performed by Group companies therefore generate a foreign exchange position.

Generally speaking, the Group systematically hedges foreign exchange risk arising on transactions performed in a currency other than the euro (notably the U.S. dollar). The Group hedges its foreign exchange risk through forward purchases of currency corresponding to budget estimates for purchases of goods.

Foreign exchange hedges are recorded at fair value, with the effective portion of gains and losses taken to equity and the ineffective portion of gains and losses taken to profit or loss in accordance with IAS 39. Current borrowings do not therefore include all commitments resulting from transactions hedging foreign currency purchases of goods but only any related unrealized exchange gains or losses.

The balance sheet accounts impacted by these transaction are presented in Notes 15 and 18.

4.16. Trade payables and other creditors

Trade and other payables are recognized in the amount of the cash or consideration received, that is at the transaction price. They represent financial liabilities.

4.17. Income tax

Deferred taxes are recognized, using the liability method, on temporary differences existing at the reporting date between the tax bases of assets and liabilities and their carrying amounts, as well as on unused tax losses.

Deferred tax assets and liabilities are calculated at tax rates expected to apply during the period in which the asset will be realized or the liability settled, based on tax regulations that have been enacted or substantively enacted at the reporting date.

Deferred taxes are calculated individually for each entity and are offset when the taxes are collected by the same tax authority and concern the same tax entity.

Deferred taxes payable are recognized as income or expenditure in the Income Statement unless they relate to a transaction or event that is recognized directly in equity.

Deferred taxes are presented on separate lines of the Balance Sheet under non-current assets and non-current liabilities.

Consolidated annual financial report for the year ended December 31, 2016

Deferred tax assets and liabilities are not discounted to present value.

4.18. Revenue

Sales are recognized at the date of transfer of the risks and rewards of ownership, generally evidenced by the delivery of the goods.

Revenues are measured at the fair value of the consideration received or receivable in accordance with IAS 18, equal to the amount of cash or cash equivalents received or receivable, net of any trade discounts or volume rebates.

4.19. Current operating income

The income statement format used by the Group employs a classification by expense.

Current operating income is equal to the difference between pre-tax income and expenses other than:

-	other income and expenses;

-	financial items;

-	net income of associates;

-	income or losses from discontinued operations or assets held for sale.

Any “Employee statutory profit-sharing” is included in the employee benefits expense.

Net operating income is equal to current operating income adjusted for other income and expenses that are unusual in nature or occur rarely and particularly:

-	impairment of goodwill and non-current assets;

-	significant restructuring expenses, or expenses related to adjustments to headcount as a result of major events or decisions;

-	capital gains or losses on disposals of non-current assets;

-	significant income and expenses resulting from litigation.

4.20. Earnings per share

Earnings per share are calculated by dividing Group consolidated net income or loss by the weighted average number of shares outstanding during the period.

Consolidated annual financial report for the year ended December 31, 2016

4.21. Operating segments

A segment is a distinguishable component of the Group that is engaged in providing products or services (business segment) and that is subject to risks and returns that are different from those of other business segments.

The Group has a single business segment.

The geographic segments adopted by Robopolis for secondary reporting purposes reflect customer invoicing addresses.

Segment assets are the non-current and current assets used by a segment. Any assets not allocated to a segment are presented on the line “Unallocated assets”.

Segment liabilities are those liabilities that result from the activities of a segment and that either are directly attributable to the segment or can be allocated to the segment on a reasonable basis. They include non-current and current liabilities. Any liabilities not allocated to a segment are presented on the line “Unallocated liabilities”.

IFRS 8 on segment reporting, which entered into mandatory effect for fiscal years beginning on or after January 1, 2009, only requires one level of segment reporting. A breakdown by geographic region is therefore no longer presented.

The Group operates exclusively in the euro zone. Its subsidiaries are located in Spain, Belgium, Germany, the Netherlands, Austria and Portugal.

Note 5. MAJOR EVENTS OF THE PERIOD

The Company developed its business in Portugal during the year, creating a wholly-owned subsidiary to further expand its distribution network. The company’s development also involved a number of asset disposals.

On December 31, 2016, Robopolis SAS purchased 46,728 of its own shares at a unit price of €334,409 per share, with a view to cancelling them. The consideration was settled partly in cash and partly via vendor credit.

There were no other major events during the period.

Consolidated annual financial report for the year ended December 31, 2016

Note 6. SUBSEQUENT EVENTS

The contract dated December 5, 2012 for the acquisition of 90% of the share capital of the subsidiary, Asimotion, included an option for the purchase by the Company of the remaining 10% of shares by December 31, 2017 at the latest. This share purchase transaction was completed and validated by a decision of the Board of Directors on March 16, 2017.

All the decisions approved by the General Assembly of Shareholders dated December 13, 2016 were fully performed including the payment in anticipation of all the Seller’s financing arrangements.

On July 25, 2017 Robopolis’ shareholders signed a Shares Purchase Agreement with iRobot, a US company being its main supplier and partner in order to sell 100% of the shares. The final closing is planned on October 2, 2017.

On August 31, 2017, the Robopolis SAS purchased 1 850 of its own shares at a unit price of € 496,569 per share in order to cancel them as per the decision of the General Assembly dated July 13, 2017. The consideration was settled fully in cash.

As part of the SPA conditions, Robopolis SAS has to sell all hedging positions before the closing.

As of today, ROBOPOLIS sold a third of the related position and plan to sell all remaining positions before the end of the month, as requested by the SPA. The total estimated costs for Robopolis to sell all hedging positions is approximately 5 million Euros.

Consolidated annual financial report for the year ended December 31, 2016

Note 7. GOODWILL

Breakdown of goodwill (net carrying amount)

Company or group	Year of acquisition	Currency	12/31/2016	12/31/2015
RRDS SL (Spain)	2010	K€	4,846	4,846
Robopolis GmbH (Germany)	2011	K€	6,281	6,281
Robopolis SPRL (Belgium)	2011	K€	1,045	1,045
Robopolis BV (Netherlands)	2012	K€	1,118	1,118
Robotworld (Portugal)	2016	K€	1,125
Net carrying amount			14,416	13,291

Note 8. INTANGIBLE ASSETS

(In thousands of euros)	Software	Websites	Trademarks	Total

Opening gross carrying amount	514	125	3	640
Foreign exchange translation
Disposals / exits
Reclassifications
Changes in consolidation scope
Acquisitions	21			21
Closing gross carrying amount	535	125	3	660

Opening accumulated amortization	449	110	0	559
Foreign exchange translation
Disposals / exits
Reclassifications
Changes in consolidation scope
Charge to amortization	21	10		31
Closing accumulated amortization	470	120	0	590

Opening net carrying amount	64	15	3	81
Closing net carrying amount	65	5	3	71

Consolidated annual financial report for the year ended December 31, 2016

Note 9. PROPERTY, PLANT AND EQUIPMENT

(In thousands of euros)	Land and buildings	General installations, fixtures	Office and IT equipment, furniture	Total

Opening gross carrying amount	637	281	668	1,587
Foreign exchange translation
Disposals / exits			(70)	(70)
Reclassifications
Changes in consolidation scope
Acquisitions		17	89	106
Closing gross carrying amount	637	298	688	1,623

Opening accumulated depreciation	83	135	390	609
Foreign exchange translation
Disposals / exits			(70)	(70)
Reclassifications			3	3
Changes in consolidation scope
Charge to depreciation	15	30	110	156
Closing accumulated depreciation	98	165	433	697

Opening net carrying amount	554	147	278	978
Closing net carrying amount	539	133	254	925

Note 10. ASSET IMPAIRMENT

The impairment test methodology is presented in Note 4.8, Impairment losses. Recoverable amounts were calculated based solely on value in use and the Group’s most recent business plan.

Impairment tests did not result in the recognition of any asset impairment.

Consolidated annual financial report for the year ended December 31, 2016

Note 11. FINANCIAL ASSETS

The different financial instrument categories are presented at net carrying amount below.

As of December 31, 2016

(In thousands of euros)	As of 12/31/2016	Available- for sale financial assets	Loans and receivables	Held-to- maturity investments	Financial assets at fair value through profit or loss	Assets outside IAS 39 scope
Goodwill	14,416	-	-	-	-	14,416
Intangible assets	71	-	-	-	-	71
Property, plant and equipment	925	-	-	-	-	925
Financial assets	186	-	186	-	-	-
Deferred tax assets	8	-	-	-	-	8
Non-current assets	15,606	-	186	-	-	15,420
Inventories	20,088	-	-	-	-	20,088
Trade receivables	58,205	-	58,205	-	-	-
Other current assets	4,161	-	4,161	-	-	-
Current tax assets	-	-	-	-	-	-
Cash and cash equivalents	29,415	-	26,078	-	3,337	-
Current assets	111,870	-	88,444	-	3,337	20,088

As of December 31, 2015

(In thousands of euros)	As of 12/31/2015	Available- for sale financial assets	Loans and receivables	Held-to- maturity investments	Financial assets at fair value through profit or loss	Assets outside IAS 39 scope
Goodwill	13,291	-	-	-	-	13,291
Intangible assets	81	-	-	-	-	81
Property, plant and equipment	978	-	-	-	-	978
Financial assets	186	-	186	-	-	-
Deferred tax assets	116	-	-	-	-	116
Non-current assets	14,652	-	186	-	-	14,466
Inventories	22,596	-	-	-	-	22,596
Trade receivables	43,686	-	43,686	-	-	-
Other current assets	9,204	-	9,204	-	-	-
Current tax assets	-	-	-	-	-	-
Cash and cash equivalents	16,140	-	16,140	-	-	-
Current assets	91,626	-	69,030	-	-	22,596

Consolidated annual financial report for the year ended December 31, 2016

Note 12. INVENTORIES

(In thousands of euros)	12/31/2016	12/31/2015
Goods	20,555	22,944
Impairment	(467)	(348)
Total	20,088	22,596

Note 13. TRADE RECEIVABLES

(In thousands of euros)	12/31/2016	12/31/2015
Trade receivables	58,446	44,051
Impairment	(241)	(365)
Total	58,205	43,686

Note 14. OTHER CURRENT ASSETS

(In thousands of euros)	12/30/2016	12/31/2015
Advances on supplier invoices and credit notes receivable	2,425	6,265
Tax and employee-related receivables	1,615	2,858
Other receivables	24	14
Prepaid expenses	98	67
Total	4,161	9,204

Note 15. CASH AND CASH EQUIVALENTS

(In thousands of euros)	12/31/2016	Change	12/31/2015
Investment securities	-	-	-
Bank guarantees	-	-	-
Hedging instruments	3,337	3,337	-
Cash at bank and in hand	26,078	9,938	16,140
Cash and cash equivalents	29,415	13,275	16,140
Hedging instruments	-	188	(188)
Overdrafts and short-term bank borrowings	(171)	(147)	(24)
Cash and cash equivalents, net	29,244	13,316	15,928
Breakdown of hedging instruments:
Hedging instruments - Assets	3,337	3,337	-
Hedging instruments - Liabilities	-	-	-
Difference in consolidated equity	3,337	3,337	-

Consolidated annual financial report for the year ended December 31, 2016

Foreign exchange gains and losses resulting from differences between closing exchange rates and financial instrument hedging rates are recognized in the Group accounts through profit or loss (equity).

See Note 4.15

Note 16. SHARE CAPITAL

Following the share capital reduction detailed in Note 5, the share capital comprises 251,711 fully paid-up shares with a par value of €1 each.

The Company does not hold any of its own shares.

Note 17. EARNINGS PER SHARE

	12/31/2016	12/31/2015
Net income (loss) attributable to owners of the Company (in € thousands)	19,604	14,071
Weighted average number of shares	251,711	299,639
Earnings per share (in euros)	77.88	46.96
Net income (loss) attributable to owners of the Company (in € thousands)	19,604	14,071
Weighted average number of shares	251,711	299,639
Adjustments for dilutive instruments	-	-
Number of shares for calculating diluted earnings per share	251,711	299,639
Diluted earnings per share	77.88	46.96

Consolidated annual financial report for the year ended December 31, 2016

Note 18. BORROWINGS

Group net borrowings break down as follows:

(In thousands of euros)	Less than 1 year	1 to 5 years	More than 5 years	12/31/2016	12/31/2015
Bank borrowings	11	597	-	608	1,181
Non-current borrowings	11	597	-	608	1,181
Bank borrowings	591	-	-	591	573
Shareholder current accounts	-	-	-	-	-
Hedging instruments	-	-	-	-	188
Overdrafts and short-term bank borrowings	171	-	-	171	24
Current borrowings	762	-	-	762	785
Total borrowings	773	597	-	1,370	1,966
Investment securities				-	-
Bank guarantees				-	-
Hedging instruments				(3,337)	-
Cash at bank and in hand				(26,078)	(16,140)
Cash and cash equivalents				(29,415)	(16,140)
Net debt				(28,045)	(14,174)

The decrease in current borrowings is due to :

-	a reduction in the debt of all Group companies;

-	see Note 4.15.

Consolidated annual financial report for the year ended December 31, 2016

Note 19. FINANCIAL LIABILITIES BY CATEGORY

As of December 31, 2016

(In thousands of euros)	As of 12/31/2016	Financial liabilities at amortized cost	Financial assets at fair value through profit or loss	Cash flow hedges	Liabilities outside IAS 39 scope
Borrowings	608	608	-	-	-
Employee-related liabilities	60	-	-	-	60
Other non-current provisions	507	-	-	-	507
Non-current liabilities	1,176	608	-	-	567
Borrowings	762	762	-	-	-
Trade payables	25,978	25,978	-	-	-
Current tax liabilities	3,611	-	-	-	3,611
Current liabilities	30,273	-	-	-	30,273
Current liabilities	60,624	26,740	-	-	33,884
As of December 31, 2015
(In thousands of euros)	As of 12/31/2015	Financial liabilities at amortized cost	Financial assets at fair value through profit or loss	Cash flow hedges	Liabilities outside IAS 39 scope
Borrowings	1,181	1,181	-	-	-
Employee-related liabilities	46	-	-	-	46
Other non-current provisions	415	-	-	-	415
Non-current liabilities	1,641	1,181	-	-	460
Borrowings	785	785	-	-	-
Trade payables	25,898	25,898	-	-	-
Current tax liabilities	3,116	-	-	-	3,116
Current liabilities	16,503	-	-	-	16,503
Current liabilities	46,301	26,683	-	-	19,619

Financial liabilities are recognized at fair value.

Consolidated annual financial report for the year ended December 31, 2016

Note 20. FINANCIAL RISK MANAGEMENT

Financial risk management is based on specific risk strategies for interest rate, foreign exchange, liquidity and credit risks.

Foreign exchange risk

See Note 4.15

Interest rate risk

As the Group is generally only exposed to very limited interest rate risk, Group management does not consider it necessary to implement a hedging strategy to mitigate or neutralize this risk.

Liquidity risk

The Group could be exposed to liquidity risk if all available import credit facilities are used. Assessed with respect to the Group’s financial structure, liquidity risk is considered non-existent at the reporting date.

Credit risk

In the majority of cases, sales are performed subject to a retention of ownership clause.

The credit risk is relatively low.

The Group considers that the accounting value of all financial assets and liabilities may be deemed the most representative of market value.

Consolidated annual financial report for the year ended December 31, 2016

Note 21. RETIREMENT COMMITMENTS AND SIMILAR OBLIGATIONS

Change in retirement commitments

(In thousands of euros)	12/31/2016	12/31/2015
Opening balance	46	44
Charge	14	1
Utilizations and reversals	-	-
Closing balance	60	46

The above retirement commitments only concern the parent company. Retirement commitments of other Group companies are not material.

Underlying assumptions

	12/31/2016	12/31/2015
Discount rate	1.52%	1.66%
Rate of salary increase	5% declining	5% declining

Employee turnover	10% declining over 50 years	10% declining over 50 years

Mortality table	TG 05	TG 05
Retirement age	60 years	60 years
Social security contribution rate	40%	40%
Type of departure	Voluntary	Voluntary

The wholesale sector collective bargaining agreement is applicable in France.

Note 22. OTHER PROVISIONS

Change in other provisions

(In thousands of euros)	12/30/2016	12/31/2015
Opening balance	415	415
Charge	300
Utilizations and reversals	207
Closing balance	507	415

Consolidated annual financial report for the year ended December 31, 2016

Note 23. OTHER CURRENT LIABILITIES

(In thousands of euros)	12/30/2016	12/31/2015
Tax and employee-related liabilities	5,810	4,170
Other liabilities	24,355	9,946
Deferred income	108	2,386
Total	30,273	16,503

Note 24. REVENUE

(In thousands of euros)	12/31/2016	12/31/2015
Sales of goods	128,752	105,352
Sales of services	212	116
Total	128,964	105,468

Revenue totaled K€128,964 in fiscal year 2016, up over 22% on fiscal year 2015 revenue of K€105,468.

Note 25. OTHER PURCHASES

(In thousands of euros)	12/31/2016	12/31/2015
Supplies	580	538
Out-sourcing	2,219	1,397
Rental	687	541
Maintenance	124	107
Insurance	331	288
Fees	2,648	2,848
Advertising	5,440	3,660
Transport	2,330	2,435
Travel	827	558
Post and telecommunications	124	131
Bank services	288	341
Other purchases	15,598	12,844

Consolidated annual financial report for the year ended December 31, 2016

Note 26. EMPLOYEE BENEFITS EXPENSE

(In thousands of euros)	12/31/2016	12/31/2015
Wages and salaries	4,130	3,596
Social security contributions	1,311	1,164
Total	5,442	4,760

Note 27. CHARGES TO DEPRECIATION, AMORTIZATION, PROVISIONS AND IMPAIRMENT

(In thousands of euros)	12/31/2016	12/31/2015
Charge to depreciation/amortization	186	227
Net charge to / (reversal of) impairment on financial assets	2	9
Net charge to / (reversal of) impairment on current assets	(5)	(511)
Net charge to / (reversal of) provisions for contingencies and losses	106	2
Total	290	(272)

Note 28. OTHER OPERATING INCOME AND EXPENSES

(In thousands of euros)	12/31/2016	12/31/2015
Other operating income and expenses	(6)	-
Total	(6)	-

Note 29. OTHER INCOME AND EXPENSES

(In thousands of euros)	12/31/2016	12/31/2015
Other income	1,841	142
Other expenses	(324)	(60)
Total	1,518	82

Note 30. NET FINANCIAL EXPENSE

(In thousands of euros)	12/31/2016	12/31/2015
Gross finance costs	(72)	(75)
Interest income	-	-
Net finance costs	(72)	(75)
Other financial income and expenses	1	96
Foreign exchange gains (losses)	7	(188)
Net financial expense	(64)	(168)

Consolidated annual financial report for the year ended December 31, 2016

Note 31. INCOME TAX EXPENSE

The income tax expense breaks down as follows (in thousands of euros):

	12/31/2016	12/31/2015

Current tax	9,175	6,570
Deferred tax	108	63

Income tax expense	9,283	6,632

Reconciliation of the theoretical income tax expense and the income tax expense recognized in profit or loss

(In thousands of euros)	12/31/2016	12/31/2015
Net income before tax and minority interests	28,914	20,705
Income tax rate (theoretical parent company rate)	33.33%	33.33%
Theoretical income tax expense	9,638	6,902
Effect of different tax rates of foreign companies	(685)	(474)
Effect of unused tax losses not recognized as deferred tax assets
Effect of additional contributions	146	73
Adjustments to prior years
Other	184	131
Income tax expense recognized in profit or loss	9,283	6,632
Change in deferred tax assets
(In thousands of euros)	12/31/2016	12/31/2015
Opening balance	116	178
(Expense) Income	(108)	(63)
Closing balance	8	116
Change in deferred tax liabilities None. Breakdown of deferred tax assets
(In thousands of euros)	12/31/2016	12/31/2015
Temporary differences	(12)	100
Permanent differences	20	15
Deferred tax assets (liabilities)	8	116

Consolidated annual financial report for the year ended December 31, 2016

Deferred tax assets and liabilities

As of 12/31/2016	Assets	Liabilities	Net
Security acquisition costs	3	-	3
Provisions for retirement commitments	20	-	20
Other provisions	(14)	1	(14)
Deferred tax assets (liabilities)	9	1	8

Note 32. RELATED-PARTY DISCLOSURES

Other than compensation granted to private individual executives of K€112, the main transactions that could impact the financial position or results of the Group are presented below:

Related party	Group company concerned	Type of transaction	Amount invoiced for fiscal year ended 12/31/2016	Balance as of 12/31/2016
Aventalis	Robotica de Servicio SL (Spain)	Purchase of services	94	54
IRA, SL	Robotica de Servicio SL (Spain)	Sale of services	-	-
IRA, SL	Robotica de Servicio SL (Spain)	Purchase of services	526	150
Klein AG	Robopolis GmbH	Purchase of services	364	90
Kein & More	Robopolis GmbH	Purchase of services	336	77
Kein & More	Robopolis GmbH	Purchase of goods	2	-

Make Consult	Robopolis SPRL (Belgium)	Purchase of services	126	-

Maos Consult	Robopolis SPRL (Belgium)	Purchase of services	126	-

Finant Hold.	Robopolis BV (Netherlands)	Purchase of services	120	-
Finant Hold.	Robopolis BV (Netherlands)	Sale of services	5	-
Masbra Hold.	Robopolis BV (Netherlands)	Purchase of services	120	-
Masbra Hold.	Robopolis BV (Netherlands)	Sale of services	5	-
Ivolution	Robopolis SAS	Purchase of services	75	24
High Five Inv.	Robopolis SAS	Purchase of services	1,625	712

Consolidated annual financial report for the year ended December 31, 2016

Note 33. FINANCE LEASE COMMITMENTS

No material commitments were identified in the finance lease agreements entered into by Group companies.

Note 34. COMMITMENTS AND CONTINGENT LIABILITIES

Commitments given

-	Robopolis guarantees the financial commitments given by its Belgian subsidiaries to various banks.

Commitments at the year-end:	K€260

Commitments received

-	USD-denominated import documentary credit facilities granted by various banks to Robopolis SAS.

Total amount due (euro equivalent):	K€28,508

-	Currency forwards to hedge current or future USD purchases of goods totaling USD 71,618

(euro equivalent):	K€67,942

-	Pursuant to the acquisition terms and conditions of the Dutch subsidiary (formerly ASIMOTION), the vendors granted Robopolis the following commitments:
o

possibility to purchase the remaining 10% of the share capital retained by the vendors after the transaction, up to December 31, 2017. An agreement dated December 5, 2012 sets the secondary acquisition price at K€129, payable by the presentation of 596 Robopolis shares.

o

In the event of failure to attain the net income objectives defined in the agreement for fiscal years 2013 to 2015, Robopolis would be entitled to repurchase 1,800 of its own shares at a rate of 600 shares per year, at a fixed price of €1 per share.

Consolidated annual financial report for the year ended December 31, 2016

Note 35. OPERATING SEGMENTS

See Note 4.21.

Note 36. EMPLOYEES

The Group has 90 employees (81 in 2015), including management, in the following countries:

-	France: 27

-	Spain: 28

-	Germany: 20

-	Austria: 3

-	Belgium: 5

-	Netherlands: 5

-	Portugal: 3

Note 37. CONSOLIDATED COMPANIES AS OF DECEMBER 31, 2016

Company	Consolidation method	% voting rights	% interest
Robopolis SA (France)	Parent company	-	-
Robopolis Robotica de Servicio SL (Spain)	Fully consolidated	100.00	100.00
Robopolis SPRL (Belgium)	Fully consolidated	100.00	100.00
Robopolis GmbH (Germany)	Fully consolidated	100.00	100.00
Robopolis BV (Netherlands)	Fully consolidated	90.00	90.00
Robopolis Austria GmbH (Austria)	Fully consolidated	100.00	100.00
Robotworld LDA (Portugal)	Fully consolidated	100.00	100.00

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEAR ENDED

DECEMBER 31, 2015

Report of Independent

Auditors

ROBOPOLIS

December 31, 2015

ROBOPOLIS

11 Avenue Albert Einstein

69100 Villeurbanne

France

We have audited the accompanying consolidated financial statements of Robopolis, which comprise the consolidated balance sheet as of December 31, 2015 and 2014, and the related consolidated income statement, consolidated statement of other comprehensive income, consolidated cash flow statement and consolidated statement of changes in equity for the years then ended, and the related notes to the consolidated financial statements.

I.     Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free of material misstatement, whether due to fraud or error.

II.     Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly,

Report of Independent

Auditors

ROBOPOLIS

December 31, 2015

we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

III.     Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Robopolis as of December 31, 2015 and 2014, and the consolidated results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Caluire and Paris, France

September 25, 2017

BF AUDIT PARTENAIRES /s/ Frédéric Brejon Frédéric BREJON Partner	Jean-François PLANTIN /s/ Jean-François Plantin

Consolidated annual financial report for the year ended December 31, 2015

A – STATEMENT OF FINANCIAL POSITION (BALANCE SHEET)

ASSETS (In thousands of euros)	Notes	12/31/2015	12/31/2014
Goodwill	7	13,291	13,291
Intangible assets	8	81	138
Property, plant and equipment	9	978	1,021
Financial assets	11	186	179
Deferred tax assets	31	116	178
Non-current assets		14,652	14,807
Inventories	12	22,596	17,368
Trade receivables	13	43,686	28,585
Other current assets	14	9,204	4,220
Current tax assets	31	-	-
Cash and cash equivalents	15	16,140	14,596
Current assets		91,626	64,768
Total assets		106,277	79,575

EQUITY AND LIABILITIES (In thousands of euros)	Notes	12/31/2015	12/31/2014
Share capital	16	300	283
Consolidated reserves		43,951	34,444
Consolidated net income		14,071	9,100
Equity attributable to owners of the Company		58,322	43,827
Non-controlling interests		13	11
Total equity		58,334	43,839
Borrowings	18	1,181	1,753
Employee-related liabilities	21	46	44
Other non-current provisions	22	415	415
Deferred tax	31	-	-
Non-current liabilities		1,641	2,212
Borrowings	18	785	2,692
Down-payments received	19
Trade payables	19	25,898	17,714
Current tax liabilities		3,116	1,476
Other current liabilities	23	16,503	11,643
Current liabilities		46,302	33,525
Total equity and liabilities		106,277	79,575

Consolidated annual financial report for the year ended December 31, 2015

B – CONSOLIDATED INCOME STATEMENT

(In thousands of euros)	Notes	12/31/2015	12/31/2014

Revenue	24	105,468	87,012
Cost of goods sold		(66,795)	(55,265)
Other purchases and external expenses	25	(12,841)	(13,024)
Employee benefits expense	26	(4,760)	(4,434)
Taxes and duties other than income tax		(555)	(415)
Charges to depreciation, amortization, provisions and impairment	27	272	(114)
Other operating income and expenses	28	-	(93)
Current operating income		20,790	13,667
Other income and expenses	29	82	31
Net operating income		20,872	13,699
Net finance costs		(75)	(117)
Other financial income and expenses		(93)	87
Net financial expense	30	(168)	(30)
Net income before tax		20,705	13,669
Income tax expense	31	(6,632)	(4,569)
Share of net income of associates		-	-
Net income for the year		14,072	9,100
Attributable to non-controlling interests		1	0
Attributable to owners of the Company		14,071	9,100

Basic earnings per share (in euros)	17	46.96	32.11
Diluted earnings per share (in euros)	17	46.96	32.11

Consolidated annual financial report for the year ended December 31, 2015

C – STATEMENT OF COMPREHENSIVE INCOME

The Statement of Comprehensive Income is presented pursuant to IAS 1 revised, which requires the presentation below the Income Statement or in a separate statement, of income and expense items recognized directly in equity.

Comprehensive income is equal to net income for the year plus income and expense items recognized directly in equity.

(In thousands of euros)		12/31/2015	12/31/2014

Net income from continuing operations		14,072	9,100

Net fair value gains (losses)		-	1,358
Gains (losses) on foreign currency translation		-	-

Comprehensive income from continuing operations		14,072	10,459
Attributable to non-recurring interests		1	0
Attributable to owners of the Company		14,071	10,459

Basic comprehensive income per share - in euros	17	46.96	36.90
Diluted comprehensive income per share - in euros	17	46.96	36.90

Consolidated annual financial report for the year ended December 31, 2015

D – STATEMENT OF CASH FLOWS

(In thousands of euros)	Notes	12/31/2015	12/31/2014
Net income of consolidated companies		14,072	9,100
- Charges to depreciation, amortization, provisions and impairment		(272)	114
- Income tax expense (income)	31	6,632	4,569
- Net finance costs	30	75	117
Operating cash flow before changes in operating working capital		20,507	13,900
- Change in operating working capital		(10,056)	(4,124)
- Income taxes paid		(6,632)	(4,569)
Cash flows from operating activities (Total I)		3,819	5,207
Investing activities
Payments for intangible assets and property, plant and equipment		(169)	(174)
Payments for shares		-	-
Proceeds from disposal of intangible assets and property, plant and equipment		25	54
Change in loans and advances granted		-	(1)
Acquisitions/disposals of entities net of cash and cash equivalents acquired		-	-
Other impacts of changes in scope		-	-
Cash flows used in investing activities (Total II)		(144)	(121)
Financing activities
Dividends paid to owners of the Company		-	(2,000)
Dividends paid to non-controlling interests in consolidated companies		-	-
Proceeds from issues of shares for cash		1,782	-
Treasury share repurchases and sales		-	(1,266)
Change in current accounts		(1,938)	1,771
Interest paid		(75)	(117)
Proceeds from borrowings		-	-
Repayments of borrowings		(588)	(3,683)
Cash flow used in financing activities (Total III)		(818)	(5,295)

Net increase (decrease) in cash and cash equivalents (I+II+III)		2,857	(209)
Cash and cash equivalents at the beginning of the year		14,429	12,846
Cash and cash equivalents at the end of the year	15	15,928	14,429
Effects of exchange rate changes		(1,358)	1,793
Net increase (decrease) in cash and cash equivalents		2,857	(209)

Consolidated annual financial report for the year ended December 31, 2015

Pursuant to IAS 7, the Group has elected to present the Statement of Cash Flows using the indirect method, commencing with net income.

Reconciliation of cash and cash equivalents in the Statement of Cash Flows and in the Statement of Financial Position

(In thousands of euros)		12/31/2015	12/31/2014

Cash assets	(1)	16,140	14,596
Cash liabilities	(2)	212	166

Net cash and cash equivalents in the Statement of Financial Position	(1) - (2)	15,928	14,429

Cash and cash equivalents at the end of the year in the Statement of Cash Flows		15,928	14,429

Consolidated annual financial report for the year ended December 31, 2015

E – STATEMENT OF CHANGES IN EQUITY

(In thousands of euros)	Share capital	Share premium	Reserves	Foreign currency translation reserve	Equity attributable to owners of the Company	Non- recurring interests	Total equity

As of December 31, 2013	296	16,511	19,828	(434)	36,201	11	36,212
Net income for the year ended December 31, 2014			9,100		9,100		9,100
Share capital increase (free share grant)
Share capital reduction	(13)	1	(1,254)		(1,266)		(1,266)
Dividend distribution			(2,000)		(2,000)		(2,000)
Movements in consolidated reserves (change in scope)
Changes in foreign currency translation reserve				1,793	1,793		1,793
As of December 31, 2014	283	16,512	25,674	1,358	43,828	11	43,839
Net income for the year ended December 31, 2015			14,071		14,071	1	14,072
Share capital increase	16	1,766			1,782		1,782
Share capital reduction
Dividend distribution
Movements in consolidated reserves (change in scope)			(1)		(1)		(1)
Changes in foreign currency translation reserve				(1,358)	(1,358)		(1,358)
As of December 31, 2015	300	18,278	39,744	0	58,321	13	58,334

Consolidated annual financial report for the year ended December 31, 2015

F – NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

Amounts are expressed in thousands of euros, unless otherwise indicated

Consolidated annual financial report for the year ended December 31, 2015

NOTE 35. OPERATING SEGMENTS	37

NOTE 36. EMPLOYEES	37

NOTE 37. CONSOLIDATED COMPANIES AS OF DECEMBER 31, 2015	37

Consolidated annual financial report for the year ended December 31, 2015

Note 1. GENERAL INFORMATION

Robopolis (hereinafter “the Company”) is a simplified joint stock company (société par actions simplifiée) governed by French law. Its registered office is located in Villeurbanne, France.

The Group is the European leader in domestic robotics. It holds exclusive distribution contracts in the regions where it operates and primarily with the manufacturer, IRobot.

The consolidated financial statements cover the 12-month period from January 1, 2015 to December 31, 2015.

Note 2. DECLARATION OF COMPLIANCE

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board. The Group applies all the standards and interpretations in effect at the year-end.

Recent changes in IFRS (see below) did not have a material impact on the Group’s consolidated financial statements.

Standard or interpretation	Amendment

AMENDMENT RESULTING FROM THE IFRS ANNUAL IMPROVEMENT PROCESS

Amendment to IAS 1	Presentation of financial statements

Pursuant to Article 2 of Commission Regulation (EU) no. 149/2011, the Group applied the above amendments in preparing the financial statements for the reporting period.

The Group has not elected to adopt early the standards, interpretations and amendments published by the IASB but not yet adopted by the European Union or which enter into effect after December 31, 2015.

Note 3. ACCOUNTING BASIS

Consolidated annual financial report for the year ended December 31, 2015

The consolidated financial statements comprise the financial statements of the simplified joint stock company, Robopolis and the subsidiaries it controls.

The financial statements are presented in thousands of euros, unless otherwise stated. Amounts are rounded up where the figure after the decimal is €500 or more.

The list of consolidated companies is presented in Note 37.

Preparation and presentation of the financial statements

The financial statements for the year ended December 31, 2015 and the notes thereto were adopted by the Board of Directors on September 22, 2017.

Note 4. ACCOUNTING POLICIES

4.1. General measurement methods

The Group consolidated financial statements are prepared on a historical cost basis, with the exception of certain financial instruments measured at fair value. They are also prepared on a going concern basis.

4.2. Use of estimates

The preparation of financial statements in accordance with International Financial Reporting Standards (IFRS) involves the use of estimates and assumptions by Group Management which impact the accounting value of certain asset, liability, income and expense items and information disclosed in certain notes to the financial statements.

These assumptions are uncertain in nature and future values could differ from these estimates. The Group regularly reviews estimates and assessments to take account of past experience and integrate factors considered relevant with respect to economic conditions.

The main accounts and disclosures concerned by significant estimates are goodwill, financial assets and provisions for contingencies and losses.

4.3. Consolidation method

All companies draw up their financial statements to December 31.

Subsidiaries

Consolidated annual financial report for the year ended December 31, 2015

Subsidiaries are companies controlled by the Group. They are fully consolidated from the date control is obtained to the date control is transferred outside the Group. The Group is deemed to control a subsidiary where it holds the power, directly or indirectly, to govern its financial and operating policies so as to obtain the benefits of its activities. Companies are generally considered to be controlled by Robopolis where it holds, directly or indirectly, more than 50% of voting rights.

The consolidated financial statements include all assets, liabilities, income and expenses of the subsidiary. Equity and net income are split between amounts attributable to owners of the Company and amounts attributable to minority shareholders (non-controlling interests).

Financial statements are consolidated from the date of acquisition of control to the date control is lost.

Robopolis only has subsidiaries. It does not hold any interests in joint ventures and does not exercise significant influence over any other entity.

Transactions eliminated

Commercial and financial transactions and balances and the results of inter-company transactions are eliminated on consolidation.

4.4. Business combinations

Goodwill

Any positive difference between the acquisition cost of a business combination and the interest in the fair value of identifiable assets and liabilities at the date of acquisition of control is recognized in assets in goodwill. Any negative difference is recognized immediately in profit or loss for the period.

Goodwill is not amortized. Impairment tests are performed at least once annually and more frequently where there is indication that an impairment loss may have occurred. Testing procedures seek to ensure that the recoverable amount of a Cash-Generating Unit (CGU) to which goodwill is allocated is at least equal to its net carrying amount.

A cash-generating unit is a distinguishable component of the Group that is engaged in providing products or services and that is subject to risks and returns that are different from those of other CGUs. The following criteria are considered when identifying CGUs:

Consolidated annual financial report for the year ended December 31, 2015

-	how management monitors the entity’s operations or how management makes decisions about continuing or disposing of the entity’s assets and operations,

-	if an active market exists for all or part of the output produced by the asset or group of assets,

-	the independent nature of the CGU with regard to its management team, strategy and market.

As the Group has a uniform business, with flows exposed to the same risks and return, a single CGU has been identified. Goodwill is therefore allocated to this CGU in assets.

Non-controlling interests

Non-controlling interests are recognized based on the fair value of net assets purchased.

Acquisitions of non-controlling interests are equal to the difference between the consideration paid and the carrying amount of net assets purchased.

Following the changes introduced by IAS 27 revised, subsidiary losses may be allocated to non-controlling interests even where the minority’s interest in the subsidiary’s equity is negative.

4.5. Foreign currency translation

Foreign currency-denominated transactions

Foreign currency-denominated transactions are translated into euros at the rates of exchange prevailing at the transaction dates.

Financial statements presented in foreign currencies

All Group companies present their assets and liabilities in euros. All foreign subsidiaries were located in the euro zone at the reporting date.

4.6. Intangible assets

Measurement

Intangible assets are carried at acquisition cost net of accumulated amortization and any impairment.

Amortization

Amortization is calculated on a straight-line basis over an average useful life of 3 years.

Consolidated annual financial report for the year ended December 31, 2015

4.7. Property, plant and equipment

Measurement

Property, plant and equipment are carried at acquisition cost net of accumulated depreciation and any impairment recognized in accordance with IAS 36, Impairment of assets.

The cost of borrowings that finance assets over a long period of commissioning or production are not added to the entry cost of such assets and are expensed to profit or loss of the period.

Any major asset components with a useful life that is less than the useful life of the main asset are identified and depreciated over their own useful life. Recurring maintenance costs and maintenance costs that do not meet the criteria for recognition in accordance with the components approach are expensed to profit or loss in the period incurred.

Depreciation

Property, plant and equipment are depreciated on a straight-line basis over the following useful lives.

Land is not depreciated.

-	Building fixtures and improvements	10 years

-	Office furniture	4 years

-	Vehicles	5 years

-	Computer hardware	3 years

Other

The Group did not receive any investment grants during the year.

Leases

Assets purchased under finance leases transferring to the Group substantially all the risks and rewards of ownership are recognized in balance sheet assets at their fair value or, if lower, at the present value of the minimum lease payments. The corresponding liability is recorded in financial liabilities.

Lease payments are apportioned between interest expense and amortization of the lease obligation so as to obtain a constant interest rate on the balance of the loan liability.

Assets purchased under finance lease are depreciated over the shorter of their useful life in accordance with Group rules and the lease term. They are tested for impairment annually in accordance with IAS 36, Impairment of assets.

Consolidated annual financial report for the year ended December 31, 2015

Leases where the lessor retains substantially all the risks and rewards of ownership are classified as operating leases. Operating lease payments are expensed on a straight-line basis over the lease term.

4.8. Impairment of intangible assets and property, plant and equipment

The Group reviews the carrying amounts of assets to identify any impairment losses:

-	intangible assets with indefinite useful lives and goodwill: at the end of each reporting period;

-	other assets: where there is indication that the asset may be impaired.

An impairment is recognized if the recoverable amount of an asset falls below its carrying amount. The recoverable amount of an asset (or group of assets) is the higher of its fair value less costs of disposal and its value in use.

The value in use is equal to the present value of the future cash flows expected to be derived from the asset (or group of assets) and its disposal. The Group uses forecast cash flows that are consistent with forecast business plans prepared by management.

The discount rate used reflects current market assessments of the time value of money and the risks specific to the asset or group of assets. It is based on the current market risk-free rate of interest, equal to the time value of money plus the margin necessary to cover the risk specific to the asset.

The discount rate is applied to post-tax cash flows, producing identical recoverable amounts to those obtained by applying pre-tax rates to pre-tax cash flows.

Any impairment losses are recognized directly in operating profit or loss.

Impairment tests have been performed on goodwill. The results were satisfactory and no impairment was recognized.

4.9. Inventories and WIP

The Group has no production activity.

Goods and other supplies are carried at purchase price plus incidental expenses, net of any rebates and discounts obtained and valued using the weighted average unit cost method. Goods are impaired where necessary to reflect any risk of obsolescence. Impairment is recognized where the recoverable value falls below the carrying amount.

As of December 31, 2015, inventory had a gross carrying amount of:

Consolidated annual financial report for the year ended December 31, 2015

K€22,944

Impairment totaled:

K€348

Giving a carrying amount net of impairment of:

K€22,596

4.10. Trade receivables

Trade receivables are current financial assets.

They are recognized in the initial amount of invoices, net of any impairment provisions for irrecoverable amounts. The amount of doubtful receivables is estimated when the recovery in full of a receivable is no longer considered probable. Irrecoverable receivables are recognized as a loss when identified.

4.11. Other financial instruments

Classification of asset financial instruments

Financial assets are classified in one of the following categories as appropriate:

-	financial assets at fair value through profit or loss,

-	loans and receivables,

-	held-to-maturity investments, or

-	available-for sale financial assets.

The Group determines the classification of financial assets on their initial recognition and reviews this classification at each year-end when authorized and appropriate.

All investments are initially recognized at fair value, including investment acquisition costs.

Investments classified in the “fair value through profit or loss” and “available-for-sale” categories are remeasured to fair value at each reporting date.

Financial assets held by the Group relate exclusively to contractual receivables, measured at amortized cost at each reporting date and recorded net of any impairment.

The Group does not use derivative instruments.

Consolidated annual financial report for the year ended December 31, 2015

Classification of liability financial instruments

Financial liabilities are classified, as appropriate, in financial liabilities at amortized cost or financial liabilities at fair value through profit or loss.

4.12. Cash and cash equivalents

Cash and cash equivalents include liquid assets and short-term investments with an initial maturity of less than three months at the acquisition date. Short-term investments are marked-to-market at each reporting date.

Cash equivalents do not include commitments in respect of transactions hedging foreign-currency purchases of goods. Only the unrealized exchange gain or loss previously taken to equity is now recorded in the Income Statement (ineffective hedge at the reporting date).

4.13. Employee benefits

Pension plans

The Group provides supplementary pensions or other long-term benefits to employees, in accordance with customary or legal requirements. It offers these benefits through defined contribution or defined benefit plans.

In the case of defined-contribution plans, the Group’s only obligation is the payment of premiums. Contributions paid to the plans are recognized as expenses of the period. If applicable, provisions are recognized for outstanding contributions at the reporting date. The commitments presented in Note 21 solely concern employee remuneration. No assets are held to cover these commitments.

Type of commitments

-	Retirement termination payments

Termination payments are due by French Group entities under the industry collective bargaining agreement. They comprise retirement termination payments and end-of-career payments paid on voluntary retirement or when an employee reaches the legal retirement age.

-	Supplementary pension plans

Provisions are recognized for retirement commitments and similar obligations arising from defined benefit plans and are measured based on an actuarial calculation performed at least once a year. These commitments solely concern retirement termination payments. The projected unit credit method is applied as follows: each period of service creates an additional unit of benefit

Consolidated annual financial report for the year ended December 31, 2015 entitlement, and each of these units is measured separately to determine the Group’s employee benefit obligation.

The calculations take into account the specific features of the various plans and assumptions for the retirement date, career advancement, salary increases, as well as the probability of the employee still being employed by the Group at retirement age (turnover rates, mortality tables, etc.).

The obligation is discounted based on interest rates on long-term bonds issued by companies with the highest credit ratings. The obligation is provided net of any plan assets measured at fair value.

Actuarial gains and losses are generated by changes in assumptions and are recognized in profit or loss.

The net expense for retirement commitments and similar obligations is recorded in net operating income of the period, except for any discounting expense recorded in net financial expense.

4.14. Other provisions

A provision is recognized when, at the reporting date, the Group has a present obligation (legal or constructive) as a result of a past event and it is probable that an outflow of resources embodying future economic benefit will be required to settle the obligation.

Provisions are discounted to present value if the time value of money is material. The related increase in the provisions is recognized as a financial expense.

In the case of restructuring, a provision may be recognized only if, at the reporting date, the Company has announced the restructuring and drawn up a detailed plan or started to implement the plan.

Provisions are booked with regard to disputes (industrial tribunals, tax audits, customer disputes, etc.) if the Group has an uncontested obligation to a third party at the reporting date. They are determined based on the best estimate of the expense likely to be required to settle the obligation.

Consolidated annual financial report for the year ended December 31, 2015

4.15. Borrowings

Interest-bearing borrowings are recorded at the initial nominal value less related transaction costs. At each reporting date, financial liabilities are then measured at amortized cost using the effective interest rate method.

Borrowings are broken down between:

-	current liabilities, comprising the portion to be repaid in the twelve months following the reporting date;

-	non-current liabilities for the portion maturing in more than twelve months.

Foreign exchange risk

The majority of Group sales are performed in euros, while purchases are generally denominated in U.S. dollars. The transactions performed by Group companies therefore generate a foreign exchange position.

Generally speaking, the Group systematically hedges foreign exchange risk arising on transactions performed in a currency other than the euro (notably the U.S. dollar). The Group hedges its foreign exchange risk through forward purchases of currency corresponding to budget estimates for purchases of goods.

Foreign exchange hedges are recorded at fair value, with the effective portion of gains and losses taken to equity and the ineffective portion of gains and losses taken to profit or loss in accordance with IAS 39. Current borrowings do not therefore include all commitments resulting from transactions hedging foreign currency purchases of goods but only any related unrealized exchange gains or losses.

The balance sheet accounts impacted by these transaction are presented in Notes 15 and 18.

4.16. Trade payables and other creditors

Trade and other payables are recognized in the amount of the cash or consideration received, that is at the transaction price. They represent financial liabilities.

4.17. Income tax

Deferred taxes are recognized, using the liability method, on temporary differences existing at the reporting date between the tax bases of assets and liabilities and their carrying amounts as well as on unused tax losses.

Deferred tax assets and liabilities are calculated at tax rates expected to apply during the period in which the asset will be realized or the liability settled, based on tax regulations that have been enacted or substantively enacted at the reporting date.

Consolidated annual financial report for the year ended December 31, 2015

Deferred taxes are calculated individually for each entity and are offset when the taxes are collected by the same tax authority and concern the same tax entity.

Deferred taxes payable are recognized as income or expenditure in the Income Statement unless they relate to a transaction or event that is recognized directly in equity.

Deferred taxes are presented on separate lines of the Balance Sheet under non-current assets and non-current liabilities.

Deferred tax assets and liabilities are not discounted to present value.

4.18. Revenue

Sales are recognized at the date of transfer of the risks and rewards of ownership, generally evidenced by the delivery of the goods.

Revenues are measured at the fair value of the consideration received or receivable in accordance with IAS 18, equal to the amount of cash or cash equivalents received or receivable, net of any trade discounts or volume rebates.

4.19. Current operating income

The income statement format used by the Group employs a classification by expense.

Current operating income is equal to the difference between pre-tax income and expenses other than:

-	other income and expenses;

-	financial items;

-	net income of associates;

-	income or losses from discontinued operations or assets held for sale.

Any “Employee statutory profit-sharing” is included in the employee benefits expense.

Net operating income is equal to current operating income adjusted for other income and expenses that are unusual in nature or occur rarely and particularly:

-	impairment of goodwill and non-current assets;

-	significant restructuring expenses, or expenses related to adjustments to headcount as a result of major events or decisions;

-	capital gains or losses on disposals of non-current assets;

-	significant income and expenses resulting from litigation.

Consolidated annual financial report for the year ended December 31, 2015

4.20. Earnings per share

Earnings per share are calculated by dividing Group consolidated net income or loss by the weighted average number of shares outstanding during the period.

4.21. Operating segments

A segment is a distinguishable component of the Group that is engaged in providing products or services (business segment) and that is subject to risks and returns that are different from those of other business segments.

The Group has a single business segment.

The geographic segments adopted by Robopolis for secondary reporting purposes reflect customer invoicing addresses.

Segment assets are the non-current and current assets used by a segment. Any assets not allocated to a segment are presented on the line “Unallocated assets”.

Segment liabilities are those liabilities that result from the activities of a segment and that either are directly attributable to the segment or can be allocated to the segment on a reasonable basis. They include non-current and current liabilities. Any liabilities not allocated to a segment are presented on the line “Unallocated liabilities”.

IFRS 8 on segment reporting, which entered into mandatory effect for fiscal years beginning on or after January 1, 2009, only requires one level of segment reporting. A breakdown by geographic region is therefore no longer presented.

The Group operates exclusively in the euro zone. Its subsidiaries are located in Spain, Belgium, Germany, the Netherlands and Austria.

Note 5. MAJOR EVENTS OF THE PERIOD

In May 2015, Robopolis SAS created a wholly-owned distribution subsidiary in Austria. This region was previously covered by the Group’s German subsidiary.

Robopolis SAS performed a share capital increase for cash reserved for Group operating management. 16,200 shares were created and issued at a price of €110 each, representing a total of €1,782,000, in accordance with the deliberations of the shareholders’ meeting of December 31, 2014.

There were no other major events during the period.

Consolidated annual financial report for the year ended December 31, 2015

Note 6. SUBSEQUENT EVENTS

At the beginning of 2016 Robopolis decided to go direct on the Austrian Market through its subsidiary Robopolis Austria GMBH.

In May 2016 Robopolis established a new 100 % subsidiary in Portugal and launched the direct activity at the end of June 2016. The company’s development also involved a number of asset disposals.

On December 31, 2016, Robopolis SAS purchased 46,728 of its own shares at a unit price of €334,409 per share, in order to cancel them. The consideration was settled partly in cash and partly via vendor credit.

The contract dated December 5, 2012 for the acquisition of 90% of the share capital of the subsidiary, Asimotion, included an option for the purchase by the Company of the remaining 10% of shares by December 31, 2017 at the latest. This share purchase transaction was completed and validated by a decision of the Board of Directors on March 16, 2017.

All the decisions approved by the General Assembly of Shareholders dated December 13, 2016 were fully performed including the payment in anticipation of all the Seller’s financing arrangements.

On July 25, 2017 Robopolis’ shareholders signed a Shares Purchase Agreement with iRrobot, a US company being its main supplier and partner in order to sell 100% of the shares. The final closing is planned on October 2, 2017.

On August 31, 2017, the Robopolis SAS purchased 1 850 of its own shares at a unit price of € 496,569 per share in order to cancel them as per the decision of the General Assembly dated July 13, 2017. The consideration was settled fully in cash.

As part of the SPA conditions, Robopolis SAS has to sell all hedging positions before the closing.

As of today, ROBOPOLIS sold a third of the related position and plan to sell all remaining positions before the end of the month, as requested by the SPA. The total estimated costs for Robopolis to sell all hedging position is approximately 5 million Euros.

Note 7. GODWILL

Consolidated annual financial report for the year ended December 31, 2015

Breakdown of goodwill (net carrying amount)

Company or group	Year of acquisition	Currency	12/31/2015	12/31/2014
RRDS SL (formerly GES, Spain)	2010	K€	4,846	4,846
Robopolis GmbH (formerly Klein, Germany)	2011	K€	6,281	6,281
Robopolis SPRL (formerly Diapro, Belgium)	2011	K€	1,045	1,045
Asimotion BV (Netherlands)	2012	K€	1,118	1,118
Net carrying amount			13,291	13,291

Note 8. INTANGIBLE ASSETS

(In thousands of euros)	Software	Websites	Trademarks	Total

Opening gross carrying amount	492	127	3	622
Foreign exchange translation
Disposals / exits	(6)			(6)
Reclassifications	12	(10)		2
Changes in consolidation scope
Acquisitions	14	8		22
Closing gross carrying amount	513	125	3	640

Opening accumulated amortization	396	89	0	485
Foreign exchange translation
Disposals / exits	(6)			(6)
Reclassifications	9	(9)
Changes in consolidation scope
Charge to amortization	50	31		80
Closing accumulated amortization	449	110	0	559

Opening net carrying amount	96	38	3	138
Closing net carrying amount	64	15	3	81

Note 9. PROPERTY, PLANT AND EQUIPMENT

Consolidated annual financial report for the year ended December 31, 2015

(In thousands of euros)	Land and buildings	General installations, fixtures	Office and IT equipment, furniture	Total

Opening gross carrying amount	637	279	648	1,564
Foreign exchange translation
Disposals / exits			(106)	(106)
Reclassifications			(2)	(2)
Changes in consolidation scope
Acquisitions		3	129	131
Closing gross carrying amount	637	281	668	1,587

Opening accumulated depreciation	67	108	366	542
Foreign exchange translation
Disposals / exits			(81)	(81)
Reclassifications		(2)	2
Changes in consolidation scope
Charge to depreciation	15	29	103	147
Closing accumulated depreciation	83	135	390	609

Opening net carrying amount	570	171	282	1,021
Closing net carrying amount	554	147	278	978

Note 10. ASSET IMPAIRMENT

The impairment test methodology is presented in Note 4.8, Impairment losses. Recoverable amounts were calculated based solely on value in use and the Group’s most recent business plan.

Impairment tests did not result in the recognition of any asset impairment.

Consolidated annual financial report for the year ended December 31, 2015

Note 11. FINANCIAL ASSETS

The different financial instrument categories are presented at net carrying amount below.

As of December 31, 2015

(In thousands of euros)	As of 12/31/2015	Available- for sale financial assets	Loans and receivables	Held-to- maturity investments	Financial assets at fair value through profit or loss	Assets outside IAS 39 scope
Goodwill	13,291	-	-	-	-	13,291
Intangible assets	81	-	-	-	-	81
Property, plant and equipment	978	-	-	-	-	978
Financial assets	186	-	186	-	-	-
Deferred tax assets	116	-	-	-	-	116
Non-current assets	14,652	-	186	-	-	14,466
Inventories	22,596	-	-	-	-	22,596
Trade receivables	43,686	-	43,686	-	-	-
Other current assets	9,204	-	9,204	-	-	-
Current tax assets	-	-	-	-	-	-
Cash and cash equivalents	16,140	-	16,140	-	-	-
Current assets	91,626	-	69,030	-	-	22,596

As of December 31, 2014

(In thousands of euros)	As of 12/31/2014	Available- for sale financial assets	Loans and receivables	Held-to- maturity investments	Financial assets at fair value through profit or loss	Assets outside IAS 39 scope
Goodwill	13,291	-	-	-	-	13,291
Intangible assets	138	-	-	-	-	138
Property, plant and equipment	1,021	-	-	-	-	1,021
Financial assets	179	-	179	-	-	-
Deferred tax assets	178	-	-	-	-	178
Non-current assets	14,808	-	179	-	-	14,628
Inventories	17,368	-	-	-	-	17,368
Trade receivables	28,585	-	28,585	-	-	-
Other current assets	4,220	-	4,220	-	-	-
Current tax assets	-	-	-	-	-	-
Cash and cash equivalents	14,596	-	14,596	-	-	-
Current assets	64,768	-	47,400	-	-	17,368

Consolidated annual financial report for the year ended December 31, 2015

Note 12. INVENTORIES

(In thousands of euros)	12/31/2015	12/31/2014
Goods	22,944	18,321
Impairment	(348)	(954)
Total	22,596	17,368

Note 13. TRADE RECEIVABLES

(In thousands of euros)	12/31/2015	12/31/2014
Trade receivables	44,051	28,856
Impairment	(365)	(271)
Total	43,686	28,585

Note 14. OTHER CURRENT ASSETS

(In thousands of euros)	12/31/2015	12/31/2014
Advances on supplier invoices and credit notes receivable	6,265	2,307
Tax and employee-related receivables	2,858	1,750
Other receivables	14	83
Prepaid expenses	67	80
Total	9,204	4,220

Note 15. CASH AND CASH EQUIVALENTS

(In thousands of euros)	12/31/2015	Change	12/31/2014
Investment securities	-	-	-
Bank guarantees	-	-	-
Hedging instruments	-	(1,358)	1,358
Cash at bank and in hand	16,140	2,903	13,237
Cash and cash equivalents	16,140	1,545	14,596
Hedging instruments	(188)	(188)	-
Overdrafts and short-term bank borrowings	(24)	142	(166)

Breakdown of hedging instruments:

Hedging instruments - Assets	-	(1,358)	1,358
Hedging instruments - Liabilities	-	-	-
Difference in consolidated equity	-	(1,358)	1,358

Consolidated annual financial report for the year ended December 31, 2015

The asset/liability difference resulted from differences between closing exchange rates and the hedging rates of financial instruments (included in the consolidated financial statements until 2012).

This difference was taken to profit or loss as of December 31, 2015 as the hedge was ineffective.

See Note 4.15

Note 16. SHARE CAPITAL

Following the share capital increase detailed in Note 5, the share capital comprises 299,639 fully paid-up shares with a par value of €1 each.

The Company does not hold any of its own shares.

Note 17. EARNINGS PER SHARE

	12/31/2015	12/31/2014
Net income (loss) attributable to owners of the Company (in € thousands)	14,071	9,100
Weighted average number of shares	299,639	283,439
Earnings per share (in euros)	46.96	32.11
Net income (loss) attributable to owners of the Company (in € thousands)	14,071	9,100
Weighted average number of shares	299,639	283,439
Adjustments for dilutive instruments	-	-
Number of shares for calculating diluted earnings per share	299,639	283,439
Diluted earnings per share	46.96	32.11

Consolidated annual financial report for the year ended December 31, 2015

Note 18. BORROWINGS

Group net borrowings break down as follows:

(In thousands of euros)	Less than 1 year	1 to 5 years	More than 5 years	12/31/2015	12/31/2014
Bank borrowings	286	895	-	1,181	1,753
Non-current borrowings	286	895	-	1,181	1,753
Bank borrowings	573	-	-	573	588
Shareholder current accounts	-	-	-	-	1,938
Hedging instruments	188	-	-	188	-
Overdrafts and short-term bank borrowings	24	-	-	24	166
Current borrowings	785	-	-	785	2,692
Total borrowings	1,071	895	-	1,966	4,446
Investment securities				-	-
Bank guarantees				-	-
Hedging instruments				-	(1,358)
Cash at bank and in hand				(16,140)	(13,237)
Cash and cash equivalents				(16,140)	(14,596)
Net debt				(14,174)	(10,150)

The decrease in current borrowings is due to :

-	a reduction in the debt of all Group companies;

-	the payment in 2015 of the dividend distribution decided in 2014;

-	see Note 4.15.

Consolidated annual financial report for the year ended December 31, 2015

Note 19. FINANCIAL LIABILITIES BY CATEGORY

As of December 31, 2015

(In thousands of euros)	As of 12/31/2015	Financial liabilities at amortized cost	Financial assets at fair value through profit or loss	Cash flow hedges	Liabilities outside IAS 39 scope
Borrowings	1,181	1,181	-	-	-
Employee-related liabilities	46	-	-	-	46
Other non-current provisions	415	-	-	-	415
Non-current liabilities	1,641	1,181	-	-	460
Borrowings	785	785	-	-	-
Down-payments received			-	-	-
Trade payables	25,898	25,898	-	-	-
Current tax liabilities	3,116	-	-	-	3,116
Current liabilities	16,503	-	-	-	16,503
Current liabilities	46,301	26,683	-	-	19,619

As of December 31, 2014

(In thousands of euros)	As of 12/31/2014	Financial liabilities at amortized cost	Financial assets at fair value through profit or loss	Cash flow hedges	Liabilities outside IAS 39 scope
Borrowings	1,753	1,753	-	-	-
Employee-related liabilities	44	-	-	-	44
Other non-current provisions	415	-	-	-	415
Non-current liabilities	2,212	1,753	-	-	459
Borrowings	2,692	2,692	-	-	-
Down-payments received			-	-	-
Trade payables	17,714	17,714	-	-	-
Current tax liabilities	1,476	-	-	-	1,476
Current liabilities	11,643	-	-	-	11,643
Current liabilities	33,525	20,406	-	-	13,119

Financial liabilities are recognized at fair value.

Consolidated annual financial report for the year ended December 31, 2015

Note 20. FINANCIAL RISK MANAGEMENT

Financial risk management is based on specific risk strategies for interest rate, foreign exchange, liquidity and credit risks.

Foreign exchange risk

See Note 4.15

Interest rate risk

The Group is generally only exposed to very limited interest rate risk. Group management does not therefore consider it necessary to implement a hedging strategy to mitigate or neutralize this risk.

Liquidity risk

The Group could be exposed to liquidity risk if all available import credit facilities are used. Assessed with respect to the Group’s financial structure, liquidity risk is considered non-existent at the reporting date.

Credit risk

In the majority of cases, sales are performed subject to a retention of ownership clause.

The credit risk is relatively low.

The Group considers that the accounting value of all financial assets and liabilities may be deemed the most representative of market value.

Consolidated annual financial report for the year ended December 31, 2015

Note 21. RETIREMENT COMMITMENTS AND SIMILAR OBLIGATIONS

Change in retirement commitments

(In thousands of euros)	12/31/2015	12/31/2014
Opening balance	44	25
Charge	1	19
Utilizations and reversals	-	-
Closing balance	46	44

The above retirement commitments only concern the parent company. Retirement commitments of other Group companies are not material.

Underlying assumptions

	12/31/2015	12/31/2014
Discount rate	1.66%	1.66%
Rate of salary increase	5% declining	5% declining
Employee turnover	10% declining over 50 years	10% declining over 50 years
Mortality table	TG 05	TG 05
Retirement age	60 years	60 years
Social security contribution rate	40%	40%
Type of departure	Voluntary	Voluntary

The wholesale sector collective bargaining agreement is applicable in France.

Note 22. OTHER PROVISIONS

Change in other provisions

(In thousands of euros)	12/31/2015	12/31/2014
Opening balance	415	415
Charge
Utilizations and reversals
Closing balance	415	415

Consolidated annual financial report for the year ended December 31, 2015

Note 23. OTHER CURRENT LIABILITIES

(In thousands of euros)	12/31/2015	12/31/2014
Tax and employee-related liabilities	4,170	3,354
Other liabilities	9,946	8,235
Deferred income	2,386	53
Total	16,503	11,643

Note 24. REVENUE

(In thousands of euros)	12/31/2015	12/31/2014
Sales of goods	105,352	86,870
Sales of services	116	142
Total	105,468	87,012

Revenue totaled K€105,468 in fiscal year 2015, up over 21% on fiscal year 2014 revenue of K€87,012.

Note 25. OTHER PURCHASES

(In thousands of euros)	12/31/2015	12/31/2014
Supplies	538	677
Out-sourcing	1,397	1,173
Rental	541	610
Maintenance	107	99
Insurance	288	222
Fees	2,848	2,460
Advertising	3,660	4,234
Transport	2,435	2,549
Travel	558	559
Post and telecommunications	131	128
Bank services	341	313
Other purchases	12,844	13,024

Consolidated annual financial report for the year ended December 31, 2015

Note 26. EMPLOYEE BENEFITS EXPENSE

(In thousands of euros)	12/31/2015	12/30/2014
Wages and salaries	3,596	3,282
Social security contributions	1,164	1,152
Total	4,760	4,434

Note 27. CHARGES TO DEPRECIATION, AMORTIZATION, PROVISIONS AND IMPAIRMENT

(In thousands of euros)	12/31/2015	12/31/2014
Charge to depreciation/amortization	227	302
Net charge to / (reversal of) impairment on financial assets	9	(16)
Net charge to / (reversal of) impairment on current assets	(511)	(191)
Net charge to / (reversal of) provisions for contingencies and losses	2	18
Total	(272)	114

Note 28. OTHER OPERATING INCOME AND EXPENSES

(In thousands of euros)	12/31/2015	12/31/2014
Other operating income and expenses	-	(93)
Total	-	(93)

Note 29. OTHER INCOME AND EXPENSES

(In thousands of euros)	12/31/2015	12/31/2014
Other income	142	128
Other expenses	(60)	(96)
Total	82	31

Note 30. NET FINANCIAL EXPENSE

(In thousands of euros)	12/31/2015	12/31/2014
Gross finance costs	(75)	(117)
Interest income	-	-
Net finance costs	(75)	(117)
Other financial income and expenses	96	85
Foreign exchange gains (losses)	(188)	3
Net financial expense	(168)	(29)

Consolidated annual financial report for the year ended December 31, 2015

Note 31. INCOME TAX EXPENSE

The income tax expense breaks down as follows (in thousands of euros):

	12/31/2015	12/31/2014

Current tax	6,570	4,663
Deferred tax	63	(94)

Income tax expense	6,632	4,569

Reconciliation of the theoretical income tax expense and the income tax expense recognized in profit or loss

(In thousands of euros)	12/31/2015	12/31/2014
Net income before tax and minority interests	20,705	13,669
Income tax rate (theoretical parent company rate)	33.33%	33.33%
Theoretical income tax expense	6,902	4,556
Effect of different tax rates of foreign companies	(474)	(160)
Effect of unused tax losses not recognized as deferred tax assets
Effect of additional contributions	73	114
Adjustments to prior years
Other	131	59
Income tax expense recognized in profit or loss	6,632	4,569

Change in deferred tax assets

(In thousands of euros)	12/31/2015	12/31/2014
Opening balance	178	84
(Expense) Income	(63)	94
Closing balance	116	178

Change in deferred tax liabilities

None.

Breakdown of deferred tax assets

(In thousands of euros)	12/31/2015	12/31/2014
Temporary differences	100	164
Permanent differences	15	15
Deferred tax assets (liabilities)	116	178

Consolidated annual financial report for the year ended December 31, 2015

Deferred tax assets and liabilities

As of 12/31/2015	Assets	Liabilities	Net
Security acquisition costs	11	-	11
Provisions for retirement commitments	15	-	15
Other provisions	92	2	92
Deferred tax assets (liabilities)	117	2	115

Note 32. RELATED-PARTY DISCLOSURES

Other than compensation granted to executives of K€112, the main transactions that could impact the financial position or results of the Group are presented below:

Related party	Group company concerned	Type of transaction	Amount invoiced for fiscal year ended 12/31/2015	Balance as of 12/31/2015
Aventalis	Robotica de Servicio SL (Spain)	Purchase of services	90	50
IRA, SL	Robotica de Servicio SL (Spain)	Sale of services	12	-
IRA, SL	Robotica de Servicio SL (Spain)	Purchase of services	526	150
Klein AG	Robopolis GmbH	Purchase of services	274	-
Kein & More	Robopolis GmbH	Purchase of services	342	26
Kein & More	Robopolis GmbH	Sale of services	2	-

Make Consult	Robopolis SPRL (Belgium)	Purchase of services	126	-

Maos Consult	Robopolis SPRL (Belgium)	Purchase of services	126	-

Finant Hold.	Robopolis BV (Netherlands)	Purchase of services	120	-
Finant Hold.	Robopolis BV (Netherlands)	Sale of services	5	-
Masbra Hold.	Robopolis BV (Netherlands)	Purchase of services	120	-
Masbra Hold.	Robopolis BV (Netherlands)	Sale of services	5	-

Ivolution	Robopolis SAS	Purchase of services	60	6

High Five Inv.	Robopolis SAS	Purchase of services	1,125	-

Consolidated annual financial report for the year ended December 31, 2015

Note 33. FINANCE LEASE COMMITMENTS

No material commitments were identified in the finance lease agreements entered into by Group companies.

Note 34. COMMITMENTS AND CONTINGENT LIABILITIES

Commitments given

-	Robopolis guarantees the financial commitments given by its Belgian subsidiaries to various banks.

Commitments at the year-end:	K€260

Commitments received

-

On the acquisition of Robopolis BV (formerly Asimotion), the number of Robopolis SAS shares presented to the vendors in exchange was linked to the performance of the subsidiary. Accordingly, the vendors may be required to return 600 of its own shares to Robopolis at a unit price of €1. The share capital reduction was duly noted on January 11, 2016.

-	USD-denominated import documentary credit facilities granted by various banks to Robopolis SAS.

Total amount due (euro equivalent):	K€25,248

-	Currency forwards to hedge current or future USD purchases of goods totaling USD 76,474 (euro equivalent):

K€70,243

-	On the acquisition of its subsidiary, ASIMOTION, the vendors granted Robopolis the following commitments:
o

possibility to purchase the remaining 10% of the share capital retained by the vendors after the transaction, up to December 31, 2017. An agreement dated December 5, 2012 sets the secondary acquisition price at K€129, payable by the presentation of 596 Robopolis shares.

Consolidated annual financial report for the year ended December 31, 2015

o

In the event of failure to attain the net income objectives defined in the agreement for fiscal years 2013 to 2015, Robopolis would be entitled to repurchase 1,800 of its own shares at a rate of 600 shares per year, at a fixed price of €1 per share.

Note 35. OPERATING SEGMENTS

See Note 4.21.

Note 36. EMPLOYEES

The Group has 81 employees (76 in 2014), including management, in the following countries:

-	France: 26

-	Spain: 25

-	Germany: 20

-	Belgium: 5

-	Netherlands: 5

Note 37. CONSOLIDATED COMPANIES AS OF DECEMBER 31, 2015

Company	Consolidation method	% voting rights	% interest
Robopolis SA (France)	Parent company	-	-
Robopolis Robotica de Servicio SL (Spain - formerly GES)	Fully consolidated	100.00	100.00
Robopolis SPRL (Belgium - formerly Diapro)	Fully consolidated	100.00	100.00
Robopolis GmbH (Germany)	Fully consolidated	100.00	100.00
Robopolis BV (Netherlands - formerly Asimotion)	Fully consolidated	90.00	90.00
Robopolis Austria GmbH (Austria)	Fully consolidated	100.00	100.00

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